Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of GAMCO Investors, Inc. and Subsidiaries of our report dated March 10, 2009, with respect to the consolidated financial statements of GAMCO Investors, Inc. and Subsidiaries, included in the 2008 Annual Report to Shareholders of GAMCO Investors, Inc. and Subsidiaries.

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-148046) of GAMCO Investors, Inc. and Subsidiaries,

2)	Registration Statement (Form S-3 No. 333-74676) of GAMCO Investors, Inc. and Subsidiaries,

3)	Registration Statement (Form S-3 No. 333-102935) of GAMCO Investors, Inc. and Subsidiaries and

4)	Registration Statement (Form S-8 No. 333-76748) pertaining to the 1999 Stock Award and Incentive Plan of GAMCO Investors, Inc. and Subsidiaries.

of our report dated March 10, 2009 with respect to the consolidated financial statements of GAMCO Investors, Inc. and Subsidiaries incorporated herein by reference and our report dated March 10, 2009, with respect to the effectiveness of internal control over financial reporting of GAMCO Investors, Inc. and Subsidiaries included herein.

/s/  Ernst & Young LLP

New York, New York
March 10, 2009